Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES SECOND QUARTER 2022 RESULTS

NEW YORK, NY, July 27, 2022 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter ended June 30, 2022.

Second Quarter 2022 Highlights

•	Net earnings of $0.64 per share
•	Funds From Operations (“FFO”) of $0.83 per share
•	Adjusted Funds From Operations (“AFFO”) of $0.53 per share
•	Invested $50.5 million across 17 properties
•	As of July 27, 2022, committed more than $125 million to the development and acquisition of 30 primarily new-to-industry convenience stores and car wash properties

“Our second quarter results reflect the stability of the cash flows from our in-place portfolio and the growth we have achieved through our investments in the convenience and automotive retail sectors. Our ability to perform throughout economic cycles is a testament to the retail sectors in which we invest and the strength of our tenants’ underlying businesses,” stated Christopher J. Constant, Getty’s President & Chief Executive Officer. “We have a well-positioned balance sheet with low leverage and ample liquidity to fund the more than $125 million of investments we currently have under contract. In addition, we continue to underwrite new investment opportunities in our target asset classes and remain focused on creating long-term shareholder value through portfolio growth and diversification.”

Net Earnings, FFO and AFFO

All per share amounts are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are “Non-GAAP Financial Measures” which are defined and reconciled to net earnings at the end of this release.

($ in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net earnings (a)	$30,680	$12,890	$49,429	$30,817
Net earnings per share (a)	0.64	0.28	1.03	0.68

FFO (a)	$39,846	$22,035	$63,108	$41,956
FFO per share (a)	0.83	0.49	1.32	0.93

AFFO	$25,385	$23,433	$50,238	$45,528
AFFO per share	0.53	0.52	1.05	1.01

(a)	Net earnings and FFO for the three and six months ended June 30, 2022 included a $16,333 credit related to the removal of environmental remediation obligations at certain properties.

Select Financial Results

Revenues from Rental Properties

($ in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Rental income (a)	$36,726	$33,983	$72,574	$67,178
Tenant reimbursement income	4,088	4,280	7,223	8,036
Revenues from rental properties	$40,814	$38,263	$79,797	$75,214

(a)	Rental income includes base rental income, additional rental income, if any, and certain non-cash revenue recognition adjustments.

For the three months ended June 30, 2022, base rental income increased 8.1%, to $36,815, as compared to $34,057 for the same period in 2021. For the six months ended June 30, 2022, base rental income increased 8.4%, to $72,988, as compared to $67,358 for the same period in 2021.

The growth in base rental income in both periods was driven by incremental revenue from recently acquired properties, contractual rent increases for in-place leases, and rent commencements from completed redevelopments, partially offset by property dispositions.

Property Costs

($ in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Property operating expenses	$5,111	$5,436	$9,406	$10,549
Leasing and redevelopment expenses	213	128	544	287
Property costs	$5,324	$5,564	$9,950	$10,836

The decrease in property operating expenses in both periods was primarily due to reductions in rent expense and reimbursable and non-reimbursable real estate taxes.

The increase in leasing and redevelopment expenses in both periods was primarily due to increased demolition costs related to active redevelopment projects, partially offset by lower professional fees.

Other Expenses

($ in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Environmental expenses	$(15,910)	$77	$(16,051)	$590
General and administrative expenses	5,260	5,055	10,388	10,564
Impairments	391	756	1,429	1,532

The change in environmental expenses in both periods was primarily due to a reduction in estimates related to unknown environmental liabilities. Specifically, during the three months ended June 30, 2022, the Company concluded that there is no material continued risk of having to satisfy contractual obligations relating to preexisting unknown environmental contamination at certain properties. Accordingly, the Company removed $16,790 of unknown reserve liabilities which had previously been accrued for these properties which resulted in a net credit of $16,333 million being recorded to environmental expenses.

Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for any one period, or a comparison to prior periods.

The increase in general and administrative expenses during the three months ended June 30, 2022 was primarily due to increased personnel costs. The decrease in general and administrative expenses during the six months ended June 30, 2022 was primarily due to non-recurring severance and retirement costs incurred during the six months ended June 30, 2021, partially offset by increased personnel costs.

Impairment charges in both periods included the accumulation of asset retirement costs at certain properties as a result of changes in estimated environmental liabilities, which increased the carrying values of these properties in excess of their fair values, and, for the six months ended June 30, 2022, reductions in the estimated fair value of certain properties based on third-party indications of potential selling prices.

Portfolio Activities

Acquisitions

The Company invested $50.5 million across 17 properties during the three months ended June 30, 2022, including the acquisition of fee simple interests in 11 car wash properties located primarily in the Austin (TX) metropolitan area and one convenience store located in the New York City metropolitan area for an aggregate of $47.2 million.

In addition, the Company advanced construction loans in the amount of $3.3 million, including accrued interest, for the development of five new-to-industry properties, including two convenience stores in the Charleston (SC) metropolitan area and three car wash properties in the Jacksonville (FL), New Haven (CT) and Newburgh (NY) metropolitan areas. As of June 30, 2022, the Company had advanced aggregate construction loans in the amount of $10.8 million, including accrued interest, for the development of these properties which the Company expects to acquire via sale-leaseback transactions at the end of the construction periods.

As of July 27, 2022, the Company had committed more than $125 million for the development and acquisition of 30 convenience stores and car wash properties, which it expects to fund over approximately the next 12 months. While the Company has fully executed agreements for each transaction, the timing and amount of each investment is ultimately dependent on its counterparties and the schedules under which they are able to complete development projects and certain business acquisitions for which the Company is providing sale leaseback financing.

Redevelopments

As of June 30, 2022, the Company had five properties under active redevelopment and others in various stages of feasibility planning for potential recapture from our net lease portfolio, including two properties for which we have signed new leases or letters of intent and which will be transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Dispositions

During the three months ended June 30, 2022, the Company sold one property for gross proceeds of $1.5 million and recorded a net gain of $1.1 million on the disposition. During the six months ended June 30, 2022, the Company sold 16 properties for aggregate gross proceeds of $11.7 million and recorded a net gain of $7.3 million on the dispositions.

Balance Sheet

As of June 30, 2022, the Company had $625 million of outstanding indebtedness consisting entirely of senior unsecured notes with a weighted average interest rate of 4.1% and a weighted average maturity of 6.6 years. There were no amounts drawn on the Company’s $300 million unsecured revolving credit facility and total cash and cash equivalents were $20.1 million.

2022 Guidance

The Company reaffirms its most recent 2022 AFFO guidance of $2.10 to $2.12 per diluted share. The Company’s outlook includes completed transaction activity as of the date of this release, but does not include assumptions for prospective acquisitions, dispositions, or capital markets activities. The Company’s outlook includes approximately $0.4 million of total 2022 demolition costs for redevelopment projects with rent commencements anticipated in 2023 and 2024.

The guidance is based on current assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the Securities and Exchange Commission.

Webcast Information

Getty Realty Corp. will host a conference call and webcast on Thursday, July 28, 2022 at 8:30 a.m. EDT. To participate in the call, please dial 1-877-423-9813, or 1-201-689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

If you cannot participate in the live event, a replay will be available on Thursday, July 28, 2022 beginning at 11:30 a.m. EDT through 11:59 p.m. EDT, Thursday, August 4, 2022. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 13731279.

About Getty Realty Corp.

Getty Realty Corp. is a publicly traded, net lease REIT specializing in the acquisition, financing and development of convenience, automotive and other single tenant retail real estate. As of June 30, 2022, the Company’s portfolio included 1,024 freestanding properties located in 38 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. As previously disclosed, beginning with its results for the quarter and year ended December 31, 2021, the Company updated its definition of AFFO to include adjustments for stock-based compensation and amortization of debt issuance costs. The Company believes that conforming to this market practice for calculating AFFO improves the comparability of this measure of performance to other net lease REITs.

FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net earnings before (i) depreciation and amortization of real estate assets, (ii) gains or losses on dispositions of real estate assets, (iii) impairment charges, and (iv) the cumulative effect of accounting changes.

The Company defines AFFO as FFO excluding (i) certain revenue recognition adjustments (defined below), (ii) certain environmental adjustments (defined below), (iii) stock-based compensation, (iv) amortization of debt issuance costs and (v) other non-cash and/or unusual items that are not reflective of the Company’s core operating performance.

Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring the Company’s performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, the core operating performance of the Company’s portfolio. Specifically, FFO excludes items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate assets, and impairment charges. With respect to AFFO, the Company further excludes the impact of (i) deferred rental revenue (straight-line rent), the net amortization of above-market and below-market leases, adjustments recorded for the recognition of rental income from direct financing leases, and the amortization of deferred lease incentives (collectively, “Revenue Recognition Adjustments”), (ii) environmental accretion expenses, environmental litigation accruals, insurance reimbursements, legal settlements and judgments, and changes in environmental remediation estimates (collectively, “Environmental Adjustments”), (iii) stock-based compensation expense, (iv) amortization of debt issuance costs and (v) other items, which may include allowances for credit losses on notes and mortgages receivable and direct financing leases, losses on extinguishment of debt, retirement and severance costs, and other items that do not impact the Company’s recurring cash flow and which are not indicative of its core operating performance.

The Company pays particular attention to AFFO which it believes provides the most useful depiction of the core operating performance of its portfolio. By providing AFFO, the Company believes it is presenting information that assists analysts and investors in their assessment of the Company’s core operating performance, as well as the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” included herein.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS,” “OUTLOOK” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2022 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND STATEMENTS REGARDING AFFO AS A MEASURE BEST REPRESENTING CORE OPERATING PERFORMANCE AND ITS UTILITY IN COMPARING THE SUSTAINABILITY OF THE COMPANY’S CORE OPERATING PERFORMANCE WITH THE SUSTAINABILITY OF THE CORE OPERATING PERFORMANCE OF OTHER REITS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND ELSEWHERE IN THIS PRESS RELEASE, INCLUDING, WITHOUT LIMITATION, THOSE STATEMENTS IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	June 30, 2022	December 31, 2021
ASSETS
Real estate:
Land	$783,567	$772,088
Buildings and improvements	665,929	632,074
Investment in direct financing leases, net	69,048	71,647
Construction in progress	726	693
Real estate held for use	1,519,270	1,476,502
Less accumulated depreciation and amortization	(222,184)	(209,040)
Real estate held for use, net	1,297,086	1,267,462
Real estate held for sale, net	343	3,621
Real estate, net	1,297,429	1,271,083
Notes and mortgages receivable	20,120	14,699
Cash and cash equivalents	20,062	24,738
Restricted cash	1,672	1,723
Deferred rent receivable	48,515	46,933
Accounts receivable	3,679	3,538
Right-of-use assets - operating	19,773	21,092
Right-of-use assets - finance	328	379
Prepaid expenses and other assets, net	84,103	82,763
Total assets	$1,495,681	$1,466,948
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under credit agreement	$—	$60,000
Senior unsecured notes, net	623,374	523,850
Environmental remediation obligations	29,549	47,597
Dividends payable	19,619	19,467
Lease liability - operating	21,622	22,980
Lease liability - finance	1,774	2,005
Accounts payable and accrued liabilities	42,676	45,941
Total liabilities	738,614	721,840
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 46,733,023 and 46,715,734 shares issued and outstanding, respectively	467	467
Additional paid-in capital	819,976	818,209
Dividends paid in excess of earnings	(63,376)	(73,568)
Total stockholders’ equity	757,067	745,108
Total liabilities and stockholders’ equity	$1,495,681	$1,466,948

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Revenues from rental properties	$40,814	$38,263	$79,797	$75,214
Interest on notes and mortgages receivable	365	415	702	744
Total revenues	41,179	38,678	80,499	75,958
Operating expenses:
Property costs	5,324	5,564	9,950	10,836
Impairments	391	756	1,429	1,532
Environmental	(15,910)	77	(16,051)	590
General and administrative	5,260	5,055	10,388	10,564
Depreciation and amortization	9,924	8,648	19,552	17,085
Total operating expenses	4,989	20,100	25,268	40,607

Gain on dispositions of real estate	1,149	259	7,302	7,478

Operating income	37,339	18,837	62,533	42,829

Other income, net	248	208	340	272
Interest expense	(6,907)	(6,155)	(13,444)	(12,284)
Net earnings	$30,680	$12,890	$49,429	$30,817

Basic earnings per common share:
Net earnings	$0.64	$0.28	$1.03	$0.68

Diluted earnings per common share:
Net earnings	$0.64	$0.28	$1.03	$0.68

Weighted average common shares outstanding:
Basic	46,733	44,437	46,727	44,156
Diluted	46,756	44,470	46,746	44,176

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net earnings (1)	$30,680	$12,890	$49,429	$30,817
Depreciation and amortization of real estate assets	9,924	8,648	19,552	17,085
Gain on dispositions of real estate	(1,149)	(259)	(7,302)	(7,478)
Impairments	391	756	1,429	1,532
Funds from operations (FFO) (1)	39,846	22,035	63,108	41,956
Revenue recognition adjustments	449	383	1,025	726
Changes in environmental estimates	(16,713)	(731)	(17,534)	(1,039)
Accretion expense	377	402	822	863
Insurance reimbursements	(44)	(9)	(44)	(38)
Legal settlements and judgments	—	(57)	—	(57)
Retirement and severance costs	—	119	77	662
Stock-based compensation expense	1,231	1,032	2,316	1,937
Amortization of debt issuance costs	239	259	468	518
Adjusted funds from operations (AFFO)	$25,385	$23,433	$50,238	$45,528

Basic per share amounts:
Net earnings	$0.64	$0.28	$1.03	$0.68
FFO (2)	0.83	0.49	1.32	0.93
AFFO (2)	0.53	0.52	1.05	1.01
Diluted per share amounts:
Net earnings	$0.64	$0.28	$1.03	$0.68
FFO (2)	0.83	0.49	1.32	0.93
AFFO (2)	0.53	0.52	1.05	1.01
Weighted average common shares outstanding:
Basic	46,733	44,437	46,727	44,156
Diluted	46,756	44,470	46,746	44,176

(1)	Net earnings and FFO for the three and six months ended June 30, 2022 included a $16,333 credit related to the removal of environmental remediation obligations at certain properties.
(2)

Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
FFO	$930	$448	$1,474	$857
AFFO	593	476	1,173	930

Contacts:	Brian Dickman	Investor Relations
	Chief Financial Officer	(646) 349-0598
	(646) 349-6000	ir@gettyrealty.com